Genie S-85 HF
Genie

HERC HOLDINGS INC.
Q1 2020 EARNINGS CONFERENCE CALL

April 23, 2020

Larry Silber
President & Chief Executive Officer

Aaron Birnbaum
Senior Vice President &
Chief Operating Officer

Mark Irion
Senior Vice President &
Chief Financial Officer

Elizabeth Higashi, CFA
Vice President, Investor Relations

HercRentals®

©2020 Herc Rentals Inc. All Rights Reserved.

Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements Information Regarding Non-GAAP Financial Measures This presentation includes forward-looking statements as that term is In addition to results calculated according to accounting principles defined by the federal securities laws, including statements concerning generally accepted in the United States (“GAAP”), the Company has our business plans and strategy; projected profitability, performance or provided certain information in this presentation that is not calculated cash flows, future capital expenditures; anticipated financing needs, according to GAAP (“non-GAAP”), such as adjusted net income, business trends, the impact and our response to COVID-19, liquidity and adjusted earnings per diluted share, EBITDA, adjusted EBITDA, capital management, and other information that is not historical adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA information. Forward looking statements are generally identified by the flow-through and free cash flow. Management uses these non-GAAP words "estimates," "expects," "anticipates," "projects," "plans," "intends," measures to evaluate operating performance and period-over-period "believes," "forecasts," and future or conditional verbs, such as "will," performance of our core business without regard to potential "should," "could" or "may," as well as variations of such words or similar distortions, and believes that investors will likewise find these non- expressions. All forward-looking statements are based upon our current GAAP measures useful in evaluating the Company’s performance. expectations and various assumptions and, there can be no assurance These measures are frequently used by security analysts, institutional that our current expectations will be achieved. They are subject to future investors and other interested parties in the evaluation of companies events, risks and uncertainties - many of which are beyond our control - in our industry. as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Non-GAAP measures should not be considered in isolation or as a Further information on the risks that may affect our business is included substitute for our reported results prepared in accordance with GAAP in filings we make with the Securities and Exchange Commission from and, as calculated, may not be comparable to similarly titled time to time, including our most recent annual report Form 10-K, measures of other companies. For the definitions of these terms, subsequent quarterly reports on Form 10-Q, and in our other SEC filings. further information about management’s use of these measures as We undertake no obligation to update or revise forward-looking well as a reconciliation of these non-GAAP measures to the most statements that have been made to reflect events or circumstances that comparable GAAP financial measures, please see the supplemental arise after the date made or to reflect the occurrence of unanticipated schedules that accompany this presentation. events. NYSE: HRI 2 ©2020 Herc Rentals Inc. All Rights Reserved.

Business Priorities Health and Safety Committed to keeping our team, their families, our customers and communities safe Resilient Business Model Diverse customer base, many in essential industry sectors should help mitigate some of the impact of the COVID-19 pandemic Contingency Planning Accelerated our response to the changing environment to reduce costs and net capex to conserve capital Disciplined Capital Management & Liquidity Solid balance sheet and ample liquidity with expected free cash flow generation NYSE: HRI 3 ©2020 Herc Rentals Inc. All Rights Reserved.

Health and Safety We are committed to the safety of our team, their families, our customers and communities Quickly Implemented Frequent Organizational Ongoing Updates to Actions to Reduce Spread Communications Operating Procedures • Restricted non-essential travel • Daily COVID-19 bulletins • Closely monitoring local and moved 95% of office staff to regarding safety and new conditions and regulations to remote work in early March standard operating procedures adjust operating procedures based on updated CDC • Stepped up procurement of guidance • Put in place policies regarding essential cleaning materials, sick individuals and self- protective gear and disinfectants • Increased frequency of quarantining communications at all levels of • Implemented additional cleaning the organization through multiple • Maintaining focus on "The procedures for branch operations channels Perfect Day" despite new and returned equipment operating challenges • All regions achieved at least 85% Perfect Days in Q1 2020 NYSE: HRI 4 ©2020 Herc Rentals Inc. All Rights Reserved.

Q1 2020 Takeaways - Onset of COVID-19 Related Disruption Improved pricing helped offset lower volume in the quarter We achieved excellent flow-through from better operating efficiencies We have ample liquidity to fund our business operations and activities NYSE: HRI 5 ©2020 Herc Rentals Inc. All Rights Reserved.

First Quarter 2020 Highlights Equipment Rental Revenue Q1 Net Loss $386.5M 2.4% YoY $3.7M Total Revenues Q1 $436.2M (8.3)% YoY Loss Per Diluted Share Adjusted $0.13 EBITDA1 Q1 $147.7M 3.8% YoY 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 19 NYSE: HRI 6 ©2020 Herc Rentals Inc. All Rights Reserved.

Q1 2020 OPERATIONS REVIEW NYSE: HRI 7 ©2020 Herc Rentals Inc. All Rights Reserved.

COVID-19 Impact and Response Impact on Industry Sectors Taking Actions to Curb Costs • Film and TV productions, music • In markets where projects were festivals and sports events were postponed, when possible fleet left on canceled or postponed site; secured, but taken off rent • Construction sites were closed in • Reduced over-time costs and outside certain cities either due to COVID-19 transportation related orders or lack of workers • Reduced or cut hours in certain • Essential industry sectors include: locations - affecting about 10-12% of agriculture, food, healthcare, energy, staff warehousing and distribution, utilities, • Continue to monitor demand and government projects, infrastructure, volume in each branch and will take and restoration additional action as necessary to control costs while serving our customers' needs NYSE: HRI 8 ©2020 Herc Rentals Inc. All Rights Reserved.

Managing $3.80B Fleet at OEC1 Fleet Composition at OEC1 Fleet Expenditures at OEC $ in millions 2019 2020 Trucks & $289 Trailers $172 $103 $109 13.9% $63 Other Material 7.9% Q1 Q2 Q3 Q4 Handling 17.4% Fleet Disposals at OEC $ in millions 2019 2020 Specialty $193 $188 $110 $123 22.1% $89 Earthmoving 13.5% Q1 Q2 Q3 Q4 Fleet disposals at OEC in Q1 2020 were $110.0 million, generating ~36% proceeds as a % of OEC Aerial 25.2% Average age of disposals was 83 months in Q1 2020 Average fleet age of 46 months in Q1 2020 NYSE: HRI 9 1. Original equipment cost based on ARA guidelines. As of March 31, 2020. ©2020 Herc Rentals Inc. All Rights Reserved.

Resilient Business Model with Diverse Customer Mix Q1 Revenue by Customer1,2 Our diverse customer mix and base of national Other 19% customers mitigates some of the impact in this Contractors 32% COVID-19 business downturn We are actively supporting the construction and Infrastructure and Government 18% operation of temporary care facilities and healthcare operations during this pandemic Industrial 31% Q1 Local vs National Mix1 National: 45% Local: 55% 1. North America rental revenues 2. Refer to 10-K for description of industries related to each customer classification. Other includes commercial and retail service, hospitality, NYSE: HRI 10 healthcare, recreation, and entertainment and special events ©2020 Herc Rentals Inc. All Rights Reserved.

Q1 FINANCIAL REVIEW NYSE: HRI 11 ©2020 Herc Rentals Inc. All Rights Reserved.

Q1 Financial Summary Three Months Ended March 31, $ in millions, except per share data 2020 2019 % Chg. Equipment Rental Revenue $386.5 $377.6 2.4% Total Revenues $436.2 $475.7 (8.3)% Net Income (Loss) $(3.7) $(6.7) 44.8% Earnings (Loss) Per Diluted Share $(0.13) $(0.23) 43.5% Adjusted Net Income (Loss)1 $1.1 $(6.5) 116.9% Adjusted Earnings (Loss) Per Diluted Share1 $0.04 $(0.23) 117.4% Adjusted EBITDA1 $147.7 $142.3 3.8% Adjusted EBITDA Margin1 33.9% 29.9% +400 bps REBITDA Margin1,2 38.1% 36.3% +180 bps REBITDA YoY Flow-Through1,2 107.4% Average Fleet3 +1.7% YoY Pricing3 +2.4% YoY 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 19 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies NYSE: HRI 12 3. Based on ARA guidelines ©2020 Herc Rentals Inc. All Rights Reserved.

Pricing and Utilization Performance Pricing1 Average Fleet at OEC1 2019 2020 2019 2020 4.6% 4.5% 2.0% 3.8% 1.7% 3.3% 0.4% 0.7% 2.4% (1.3)% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2 $ Utilization Average Fleet on Rent at OEC1 2019 2020 2019 2020 40.8% 40.5% 38.0% 0.0% (0.3)% 35.6% 35.7% (1.3)% (2.0)% (1.6)% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 1. YoY Change. Based on ARA guidelines. NYSE: HRI 13 2. Based on ARA guidelines ©2020 Herc Rentals Inc. All Rights Reserved.

Q1 Adjusted EBITDA1 Q1 Adjusted EBITDA Bridge +3.8% Adjusted EBITDA increased $5.4 million YoY or $ in millions 3.8% in Q1 2020 primarily due to higher equipment rental revenue of $9.2 million $9.2 $0.5 $1.6 $147.7 $142.3 $(0.6) $(4.7) $(0.6) DOE decreased $0.5 million in Q1 2020 primarily due to strategic reductions in delivery and freight costs SG&A was favorable in Q1 2020 primarily due to 2 2019 Currency Equipment Direct SG&A Other Gain/loss 2020 reductions in professional fees partially offset by an impact rental operating revenue expenses increase in bad debt reserves REBITDA margin1,3 in Q1 2020 increased 180 bps YoY to 38.1% with a strong flow-through of 107.4% 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 19 2. Gain / loss on sales of new and rental equipment, parts, and supplies. NYSE: HRI 14 3. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies ©2020 Herc Rentals Inc. All Rights Reserved.

Disciplined Capital Management Maturities $39M $ in millions, as of 03/31/2020 Free cash flow1 of $39.2 million in Q1 2020 $1,200.0 Senior Unsecured Notes $776.0 $55.5 ABL Credit AR Finance Leases and Other Borrowings Facility Facility2 2020-2024+ 2.7x $40.0 1 Net leverage of 2.7x with compared 2020 2021 2022 2023 2024 2025 2026 2027 with 2.9x in March 2019 Total debt of $2.1 billion as of March 31, 2020 Credit Rating: Moody’s (B1/Stable) / S&P (B+/Stable) No near-term maturities and ample liquidity of $1.1 billion provides financial flexibility 1. For a definition and reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 19 2. The AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to consummate refinancing and extend the NYSE: HRI 15 term of the agreement ©2020 Herc Rentals Inc. All Rights Reserved.

Rapidly Changing Industry Outlook Architecture Billings Index1 U.S. Nonresidential Building Starts2 Millions Sq. Ft. as of April 2020 March 33.3 50 1 5 6 7 8 9 0 2 3 4 5 6 7 8 9 0 1 0 0 0 0 0 1 1 1 1 1 1 1 1 1 2 - - - - - - - - - - - - - - - - n n n n n n n n n n n n n n n n a a a a a a a a a a a a a a a a J J J J J J J J J J J J J J J J Contributions to 2020 GDP Growth2 Gross Domestic Product2 Annualized % Change % Change 1. Source: The American Institute of Architects (AIA) NYSE: HRI 16 2. Source: Dodge Analytics U.S. ©2020 Herc Rentals Inc. All Rights Reserved.

COVID-19 Impact to Date

Withdrawing 2020 guidance given uncertainty related to future impact of COVID-19

Economic Outlook

- The economy has turned negative faster than any time in recent history
- "U.S. economy moves from cruise control to a full stop"[1]
- Architecture Billings Index score dropped to 33.3 for March[2]
- YoY GDP estimates for Q2 range from negative 18% to 38% with FY 2020 estimates down 2% to 7%[1,3]
- Dodge expects YoY non-residential construction starts to drop 13% in 2020 with a 5% rebound in 2021[1]

Impact on Our Business

- Event and entertainment business was stopped
- National accounts business is more resilient
- In April, experiencing YoY decrease in volume of fleet on rent of 15% to 20%, resulting in potential negative impact to rental revenues of 20% to 25%
- Our team is monitoring and taking the necessary steps to adjust costs in this unprecedented environment
- We have substantially cut our capital expenditures and expect to generate free cash flow

1. Source: Dodge Data & Analytics U.S. COVID-19 Construction Starts Forecast April 9, 2020
2. Source: The American Institute of Architects (AIA)
3. Source: Morgan Stanley Research forecasts April 3, 2020, The Conference Board Economic Forecast for the U.S. Economy April 9, 2020

NYSE: HRI
17
©2020 Herc Rentals Inc. All Rights Reserved.

Business Priorities Health and Safety Committed to keeping our team, their families, our customers and communities safe Resilient Business Model Diverse customer base, many in essential industry sectors should help mitigate some of the impact of the COVID-19 pandemic Contingency Planning Accelerated our response to the changing environment to reduce costs and net capex to conserve capital Disciplined Capital Management & Liquidity Solid balance sheet and ample liquidity with expected free cash flow generation NYSE: HRI 18 ©2020 Herc Rentals Inc. All Rights Reserved.

APPENDIX NYSE: HRI 19 ©2020 Herc Rentals Inc. All Rights Reserved.

Our Strategic Initiatives Develop Our Expand and Improve Enhance Disciplined People and Diversify Operating Customer Capital Culture Revenues Effectiveness Experience Management Attract and retain talent Broaden customer Focus on safety, labor Provide premium Drive EBITDA margin base productivity, and products and solutions- growth Align performance to warranty recovery based services shared purpose Expand products and Improve key financial services Increase density in large Introduce innovative metrics Create supportive work urban markets technology solutions place culture Grow pricing and Maximize fleet ancillary revenues Improve vendor Maintain customer management and Expand continuous management and fleet friendly showrooms and utilization learning Improve sales force availability facilities effectiveness NYSE: HRI 20 ©2020 Herc Rentals Inc. All Rights Reserved.

Focusing on High Growth Urban Markets 39 states 275 6 provinces Approximately 275 locations, principally in North America1 Strong geographic footprint in high growth markets Source: ARA IHS Global Insights February 2020 NYSE: HRI 21 1. Locations as of March 31, 2020 ©2020 Herc Rentals Inc. All Rights Reserved.

Glossary of Terms Commonly Used in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing rental revenue by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year- over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix. NYSE: HRI 22 ©2020 Herc Rentals Inc. All Rights Reserved.

Q1 Total Revenues Q1 Revenue Bridge +2.4% $ in millions Equipment rental revenue increased 2.4% in Q1 2020 with improvements in pricing and mix, partially $475.7 $9.2 $436.2 offset by lower volume $(0.4) $(45.0) $(3.3) Sales of rental equipment decreased 53.0% in Q1 2020 Total revenues decreased 8.3%, or $39.5 million, in 2019 Currency Equipment Sales of Sales of new 2020 translation rental rental equipment Q1 2020 revenue equipment and other NYSE: HRI 23 ©2020 Herc Rentals Inc. All Rights Reserved.

Q1 Net Results Net loss was $3.7 million in Q1 2019 compared to $6.7 million in the prior year Q1 Net Results Bridge $ in millions Interest expense in Q1 2020 was favorable $8.5 $8.5 $6.0 million primarily related to lower interest expense on the Company's Notes and lower average outstanding $(3.7) balances on our ABL Credit Facility $(6.7) ($0.4) ($6.4) ($0.5) Impairment expense was $6.3 million during the first ($4.2) quarter of 2020 due to the partial impairment of a long- 2019 Currency Income tax Interest Impairment Depreciation All other 2020 term receivable related to the prior sale of our joint impact expense of rental equip. venture All other includes the positive impact of our improved operating results (See Slide 32 for additional details) NYSE: HRI 24 ©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Adjusted Net Income and Adjusted Earnings Per Diluted Share Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income (loss), restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business. Three Months Ended March 31, 2020 2019 Net loss (3.7) (6.7) Spin-Off costs 0.1 — Impairment 6.3 — Other 0.1 0.3 Tax impact of adjustments (1.7) (0.1) Adjusted net income (loss) $1.1 (6.5) Diluted common shares 29.3 28.6 Adjusted earnings (loss) per diluted common share $0.04 $(0.23) NYSE: HRI 25 ©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Net Income to Adj. EBITDA, Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through - Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow-Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors. NYSE: HRI 26 ©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Net Income to Adj. EBITDA, Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through $ in millions Three Months Ended March 31, 2020 2019 Net income (loss) ($3.7) ($6.7) Income tax provision (benefit) 1.1 (3.1) Interest expense, net 24.4 32.9 Depreciation of rental equipment 100.4 100.0 Non-rental depreciation and amortization 15.8 15.0 EBITDA 138.0 138.1 Spin-off costs 0.1 — Impairment 6.3 — Non-cash stock-based compensation charges 3.2 3.9 Other 0.1 0.3 Adjusted EBITDA $147.7 $142.3 Less: Gain (loss) on sales of rental equipment (2.4) 1.6 Less: Gain (loss) on sales of new equipment, parts and supplies 1.9 2.7 Rental Adjusted EBITDA (REBITDA) $148.2 $138.0 Total Revenues $436.2 $475.7 Less: Sales of rental equipment 40.0 85.1 Less: Sales of new equipment, parts and supplies 7.0 10.9 Equipment rental, service and other revenues $389.2 $379.7 Total Revenues $436.2 $475.7 Adjusted EBITDA $147.7 $142.3 Adjusted EBITDA Margin 33.9% 29.9% Equipment rental, service and other revenues $389.2 $379.7 REBITDA $148.2 $138.0 REBITDA Margin 38.1% 36.3% YOY Change in REBITDA $10.2 YOY Change in Equipment Rental, service and other revenues $9.5 YOY REBITDA Flow-Through 107.4% NYSE: HRI 27 ©2020 Herc Rentals Inc. All Rights Reserved.

REBITDA Margin Trend

$ in millions

	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020
Total Revenues	**$475.7**	**$475.1**	**$508.1**	**$540.1**	**$1,999**	**$436.2**
Less: Sales of rental equipment	85.1	51.3	35.4	71.0	242.8	40.0
Less: Sales of new equipment, parts and supplies	10.9	13.2	10.0	9.9	44.0	7.0
Equipment rental, service and other revenues	**$379.7**	**$410.6**	**$462.7**	**$459.2**	**$1,712.2**	**$389.2**
Net income (loss)	**($6.7)**	**$9.7**	**$9.4**	**$35.1**	**$47.5**	**($3.7)**
Income tax provision (benefit)	(3.1)	5.3	(4.2)	18.1	16.1	1.1
Interest expense, net	32.9	31.6	81.9	27.1	173.5	24.4
Depreciation of rental equipment	100.0	100.9	102.7	105.5	409.1	100.4
Non-rental depreciation and amortization	15.0	14.6	14.9	16.5	61.0	15.8
EBITDA	**$138.1**	**$162.1**	**$204.7**	**$202.3**	**$707.2**	**$138.0**
Restructuring	—	7.8	—	(0.1)	7.7	—
Spin-off costs	—	0.3	0.4	(0.2)	0.5	0.1
Non-cash stock-based compensation charges	3.9	4.3	4.3	7.0	19.5	3.2
Impairment	0.3	0.4	—	4.4	5.1	6.3
Other	—	—	—	1.0	1.0	0.1
Adjusted EBITDA	**$142.3**	**$174.9**	**$209.4**	**$214.4**	**$741.0**	**$147.7**
Less: Gain (loss) on sales of rental equipment	1.6	1.3	(1.3)	(2.0)	(0.4)	(2.4)
Less: Gain on sales of new equipment, parts and supplies	2.7	2.8	2.8	2.4	10.7	1.9
Rental Adjusted EBITDA (REBITDA)	**$138.0**	**$170.8**	**$207.9**	**$214.0**	**$730.7**	**$148.2**
REBITDA Margin	**36.3%**	**41.6%**	**44.9%**	**46.6%**	**42.7%**	**38.1%**
YOY REBITDA Flow-Through	**183.1%**	**168.1%**	**83.3%**	**263.3%**	**169.3%**	**107.4%**

NYSE: HRI 28
©2020 Herc Rentals Inc. All Rights Reserved.

Calculation of Net Leverage Ratio Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve-month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. $ in millions Q1 2020 Q4 2019 Q1 2019 Long-Term Debt, Net $2,041.6 $2,051.5 $2,019.4 (Plus) Current maturities of long-term debt 22.2 27.0 23.6 (Plus) Unamortized debt issuance costs 7.7 7.9 10.1 (Less) Cash and Cash Equivalents (55.8) (33.0) (24.5) Net Debt $2,015.7 $2,053.4 $2,028.6 Trailing Twelve-Month Adjusted EBITDA $746.4 $741.0 $694.3 Net Leverage 2.7x 2.8x 2.9x NYSE: HRI 29 ©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Free Cash Flow Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures. $ in millions Three Months Ended March 31, 2020 2019 Net cash provided by operating activities $101.5 $131.2 Rental equipment expenditures (83.0) (82.6) Proceeds from disposal of rental equipment 34.6 69.6 Net Fleet Capital Expenditures (48.4) (13.0) Non-rental capital expenditures (15.5) (11.4) Proceeds from disposal of property and equipment 1.6 0.9 Free Cash Flow $39.2 $107.7 NYSE: HRI 30 ©2020 Herc Rentals Inc. All Rights Reserved.

Historical Fleet at OEC1 $ in millions Q1 Q2 Q3 Q4 Q1 FY 2019 2019 2019 2019 2019 2020 Beginning Balance $3,777 $3,694 $3,859 $3,943 $3,777 $3,822 Expenditures $103 $289 $172 $63 $627 $109 Disposals ($193) ($123) ($89) ($188) ($593) ($110) Foreign Currency / Other $7 ($1) $1 $4 $11 ($21) Ending Balance $3,694 $3,859 $3,943 $3,822 $3,822 $3,800 NYSE: HRI 31 1. Original equipment cost based on ARA guidelines ©2020 Herc Rentals Inc. All Rights Reserved.

Q1 Net Results Bridge

$ in millions	Three Months Ended March 31, 2020	2019	$ Change	Elements of Net Income (Loss) Bridge: *Currency impact*[1]	*Income tax*	*Impairment*	*Depreciation of rental equip.*	*Interest expense*	*All other*
Total revenues	**$436.2**	**$475.7**	**($39.5)**	**($0.4)**	**$—**	**$—**	**$—**	**$—**	**($39.1)**
Direct operating	189.2	189.1	0.1	(0.2)	—	—	—	—	0.3
Depreciation of rental equipment	100.4	100.0	0.4	(0.1)	—	—	0.5	—	—
Cost of sales of rental equipment	42.4	83.5	(41.1)	—	—	—	—	—	(41.1)
Cost of sales of new equipment, parts and supplies	5.1	8.2	(3.1)	—	—	—	—	—	(3.1)
Selling, general and administrative	69.8	71.5	(1.7)	0.5	—	—	—	—	(2.2)
Impairment	6.3	—	6.3	(0.1)	—	6.4	—	—	—
Interest expense, net	24.4	32.9	(8.5)	—	—	—	—	(8.5)	—
Other expense (income), net	1.2	0.3	0.9	(0.1)	—	—	—	—	1.0
Income (loss) before income taxes	**(2.6)**	**(9.8)**	**7.2**	**(0.4)**	**—**	**(6.4)**	**(0.5)**	**8.5**	**6.0**
Income tax benefit (provision)	(1.1)	3.1	(4.2)	—	(4.2)	—	—	—	—
Net income (loss)	**($3.7)**	**($6.7)**	**$3.0**	**($0.4)**	**($4.2)**	**($6.4)**	**($0.5)**	**$8.5**	**$6.0**

1. Currency impact includes the translational and transactional SG&A impact of foreign currency exchange

NYSE: HRI 32
©2020 Herc Rentals Inc. All Rights Reserved.

Fleet Mix March 31, 2019 March 31, 2020 Aerial - Booms 17.9% 17.6% Aerial - Scissors & Other 7.6% 7.6% Earthmoving - Compact 8.5% 8.0% Earthmoving - Heavy 5.9% 5.5% Material Handling - Telehandlers 13.3% 13.4% Material Handling - Industrial 4.2% 4.0% Trucks and Trailers 12.9% 13.9% ProSolutions® 14.9% 15.7% ProContractor 6.4% 6.4% Air Compressors 2.6% 2.4% Other 2.6% 2.4% Lighting 1.7% 1.8% Compaction 1.5% 1.3% Total 100.0% 100.0% OEC1 $3.69B $3.80B NYSE: HRI 33 1. Original equipment cost based on ARA guidelines ©2020 Herc Rentals Inc. All Rights Reserved.

Consistent Organic Growth Since Spin-off Equipment Rental Revenue Adjusted EBITDA1 $ in millions $ in millions $741.0 $746.4 ’16-‘19 CAGR: 8.0% $1,701.8 $1,710.7 ’16-‘19 CAGR: 11.4% $1,658.3 $684.8 $1,499.0 $585.4 $536.2 $1,352.7 2016 2017 2018 2019 Q1 2020 TTM 2016 2017 2018 2019 Q1 2020 TTM Net Leverage2 Adjusted EBITDA Margin1 38.1% 37.1% 4.1x 3.6x 34.5% 34.6% 33.4% 3.1x 2.8x 2.7x 2016 2017 2018 2019 Q1 2020 TTM 2016 2017 2018 2019 Q1 2020 1. For a definition and reconciliation to the most comparable GAAP financial measure, see slides 26 and 27 NYSE: HRI 34 2. For a definition and calculation, see slide 29 ©2020 Herc Rentals Inc. All Rights Reserved.

NYSE: HRI ©2020 Herc Rentals Inc. All Rights Reserved.